Exhibit 99.1


              Powerwave Technologies Reports Third Quarter Results

    SANTA ANA, Calif.--(BUSINESS WIRE)--Nov. 3, 2005--Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $217.8 million for its third quarter ended October 2, 2005, compared to third quarter fiscal 2004 revenues of $138.3 million. Powerwave also reported third quarter net income of $13.1 million, which includes a pre-tax total of $5.7 million of acquisition related charges and expenses, including costs and expenses resulting from a preliminary purchase price allocation of the acquisition of selected assets and liabilities of REMEC, Inc.'s Wireless Systems Business (the "REMEC Acquisition"), which closed on September 2, 2005.
    For the third quarter of 2005, Powerwave's net income equates to diluted earnings per share of 11 cents, and basic earnings per share of 13 cents for the same period. This compares to net income of $2.8 million, or basic and diluted earnings per share of 3 cents for the prior year period. Powerwave completed the acquisition of LGP Allgon Holding AB during the second quarter of 2004 and, therefore, the results reported herein include the results of LGP Allgon Holding AB for the entire third quarter of both fiscal year 2004 and 2005. Powerwave completed the REMEC Acquisition on September 2, 2005 and, therefore, the results reported herein include the results of the selected wireless assets of REMEC, Inc. only for the month of September 2005, and are not included for fiscal year 2004. For the third quarter of fiscal 2005, excluding all acquisition related charges and expenses, Powerwave would have reported operating income of $22.0 million, net income after taxes of $18.2 million and diluted earnings per share of 15 cents.
    For the first nine months of fiscal 2005, Powerwave reported total net sales of $566.3 million compared with $317.5 million for the first nine months of fiscal 2004. The first nine months of 2005 include the results of LGP Allgon for the entire period while the first nine months of 2004 only include the results of LGP Allgon from May 2004. The results of the REMEC Acquisition are only included for the month of September 2005. Powerwave reported total net income for the first nine months of fiscal 2005 of $31.5 million, or diluted earnings per share of 27 cents, compared to a net loss of $30.6 million or a basic and diluted loss per share of 35 cents for the first nine months of fiscal 2004. The results for the first nine months of 2005 include $13.6 million of acquisition related charges and expenses, and the results for the first nine months of 2004 include $33.3 million of acquisition and restructuring related charges and expenses.
    "For our third quarter, we are happy to report the successful completion of our acquisition of selected wireless assets and liabilities from REMEC as well as extremely proud to report sequential quarterly revenue growth and, once again, a record revenue quarter for Powerwave," stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. "While we are focused on integrating our recent acquisition of the selected assets and liabilities of REMEC's wireless business, we continue to refine our manufacturing excellence as well as drive additional synergies and improvements through our global organization. We believe that we are poised to build upon our market leading position and product portfolio with the addition of REMEC's wireless product portfolio to Powerwave's existing suite of global wireless infrastructure products and services. This will further enhance our leadership position in both the OEM and direct to operator markets."
    For the third quarter of 2005, total Americas revenues were $95.0 million or approximately 44% of revenues, as compared to $32.3 million or approximately 23% of revenues for the third quarter of 2004. Total sales to customers based in Asia accounted for approximately 8% of revenues or $17.5 million for the third quarter of 2005, compared to 12% of revenues or $16.0 million for the third quarter of 2004. Total Europe, Africa and Middle East revenues for the third quarter of 2005 were $105.3 million or approximately 48% of revenues, as compared to $90.0 million or approximately 65% of revenues for the third quarter of 2004.
    For the third quarter of 2005, sales of antenna systems totaled $77.5 million or 36% of total revenues, base station systems sales totaled $107.6 million or 49% of revenues, coverage systems sales totaled $22.9 million or 11% of revenues, and contract manufacturing accounted for $9.8 million or 4% of total revenues for the third quarter.
    For the third quarter of 2005, Powerwave further diversified its customer base with only two customers each accounting for over 10% of sales for the quarter. Powerwave's largest individual customers for the third quarter were Cingular Wireless, which accounted for approximately 17% of revenues, and Nokia, which accounted for over 10% of revenues. In terms of customer profile for the third quarter of 2005, our total OEM sales accounted for approximately 39% of total revenues, total direct and operator sales accounted for approximately 57% of revenues, and contract manufacturing accounted for 4% of revenues for the quarter.

    Balance Sheet

    At October 2, 2005, Powerwave had total cash and cash equivalents of $224.4 million, which included restricted cash of $6.6 million. Total net inventories were $111.8 million and net accounts receivable were $210.9 million.

    Non-GAAP Financial Information

    This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation
G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave's management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions of LGP Allgon, Kaval Wireless and the REMEC Acquisition, including restructuring charges and the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring charges will not impact future operating results and the amortization of intangible assets is a non-cash expense.

    Purchase Accounting for REMEC Wireless Acquisition

    Powerwave has made a preliminary allocation of the purchase consideration for the selected assets and liabilities of the wireless systems business of REMEC, Inc. to tangible and intangible assets and liabilities based on an estimate of the fair value determined by management with the assistance of independent valuation specialists. This allocation is preliminary and subject to change and any change might impact depreciation and amortization of certain tangible and intangible assets for future periods.

    Company Background

    Powerwave Technologies, Inc. is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS and 3G networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave's advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.
    Attached to this news release are preliminary unaudited consolidated financial statements for the third quarter ended October 2, 2005.

    Conference Call

    Powerwave is providing a simultaneous Webcast and live dial-in number of its third quarter fiscal 2005 financial results conference call on Thursday, November 3, 2005, at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies third quarter conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 213-8899 and enter reservation number 48011402. A replay of the Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 4:00 PM Pacific time on November 3, 2005 through November 17, 2005 by calling (617) 801-6888 and entering reservation number 19932368.

    Forward-Looking Statements

    The foregoing statements regarding experiencing increasing demand in the wireless communications infrastructure industry and the ability to further enhance our leadership position in both the OEM and direct to operator markets due to the acquisition of REMEC's Wireless business are both "forward-looking statements." These statements are subject to numerous risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks and new 3G networks; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; the inability to realize anticipated costs savings and synergies from the acquisition of REMEC's wireless business; difficulties integrating the REMEC Wireless business; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended January 2, 2005, the Form 10-Q for the quarterly period ended July 3, 2005, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                               Three Months Ended   Nine Months Ended
                                   (unaudited)         (unaudited)
                                Oct. 2,   Oct. 3,   Oct. 2,   Oct. 3,
                                 2005      2004      2005      2004
Net sales                      $217,823  $138,291  $566,336  $317,496
Cost of sales:
  Cost of goods                 160,217   101,901   416,110   246,422
  Intangible asset
   amortization                   2,120     1,643     5,861     2,771
  Acquired inventory
   incremental costs(a)           1,405         -     1,405       506
Total cost of sales             163,742   103,544   423,376   249,699

Gross profit                     54,081    34,747   142,960    67,797
Operating expenses:
   Sales and marketing           10,037     9,818    28,681    19,672
   Research and development      14,789    11,533    44,843    33,868
   General and administrative    10,811     7,193    29,505    16,683
   Intangible asset
    amortization                  2,031     2,666     5,892     4,434
   In-process research and
    development                       -         -       350    23,450
   Restructuring and
    impairment charges              116       102       116     2,103
Total operating expenses         37,784    31,312   109,387   100,210

Operating income (loss)          16,297     3,435    33,573   (32,413)

Other income (expense)           (1,736)     (312)    1,416        24

Income (loss) before income
 taxes                           14,561     3,123    34,989   (32,389)
Provision (benefit) for income
 taxes                            1,456       324     3,499    (1,763)

Net income (loss)               $13,105    $2,799   $31,490  $(30,626)

Earnings (loss) per share
                 - basic:          $.13      $.03      $.31     ($.35)
                 - diluted(b):     $.11      $.03      $.27     ($.35)
Weighted average common shares
 used in computing per share
 amounts - basic:               103,473   104,343   100,927    86,467
         - diluted:             136,214   104,837   133,192    86,467

(a) This represents costs related to the write up of acquired REMEC Wireless finished goods inventory to fair value in the third quarter 2005, and for the first nine months of 2004 relates to the write up of acquired LGP Allgon finished goods inventory to fair value which were sold during the period.
(b) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the third quarter 2005 and approximately $5.3 million for the first nine months of 2005. The third quarter 2004 earnings per share and the first nine months of 2004 loss per share do not include an add back as the effect would be anti-dilutive.




                     POWERWAVE TECHNOLOGIES, INC.
                        PERCENTAGE OF NET SALES

                                         Three Months    Nine Months
                                            Ended           Ended
                                         (unaudited)     (unaudited)
                                       Oct. 2, Oct. 3, Oct. 2, Oct. 3,
                                        2005    2004    2005    2004
Statement of Operations Data:
Net sales                               100.0%  100.0%  100.0%  100.0%
Cost of sales:
   Cost of goods                         73.6    73.7    73.5    77.6
   Intangible asset amortization          1.0     1.2     1.0     0.9
   Acquired inventory incremental
    costs                                 0.6       -     0.3     0.1
Total cost of sales                      75.2    74.9    74.8    78.6

Gross profit                             24.8    25.1    25.2    21.4

Operating expenses:
   Sales and marketing                    4.6     7.1     5.1     6.2
   Research and development               6.8     8.3     7.9    10.7
   General and administrative             4.9     5.2     5.2     5.3
   Intangible asset amortization          0.9     1.9     1.0     1.3
   In-process research and development      -       -     0.1     7.4
   Restructuring and impairment
    charges                               0.1     0.1       -     0.7
Total operating expenses                 17.3    22.6    19.3    31.6

Operating income (loss)                   7.5     2.5     5.9   (10.2)

Other income (expense)                   (0.8)   (0.2)    0.3       -

Income (loss) before income taxes         6.7     2.3     6.2   (10.2)
Provision (benefit) for income taxes      0.7     0.3     0.6    (0.6)

Net income (loss)                         6.0%    2.0%    5.6%  (9.6%)




                     POWERWAVE TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                  RECONCILIATION OF PRO FORMA RESULTS
               (in thousands, except per share amounts)

                                             Three Months Ended
                                                 (unaudited)
                                                            Pro Forma
                                        Oct. 2,   Adjust-     Oct. 2,
                                         2005      ments        2005
Net sales                              $217,823              $217,823
Cost of sales:
  Cost of goods                         160,217  160,217      416,110
  Intangible asset amortization           2,120   (2,120)(a)        -
  Acquired inventory incremental costs    1,405   (1,405)(b)        -
Total cost of sales                     163,742   (3,525)     160,217
Gross profit                             54,081    3,525       57,606

Operating expenses:
   Sales and marketing                   10,037                10,037
   Research and development              14,789                14,789
   General and administrative            10,811                10,811
   Intangible asset amortization          2,031   (2,031)(c)        -
   Restructuring & impairment charges       116     (116)(d)        -
   In-process R&D                             -        -            -
Total operating expenses                 37,784   (2,147)      35,637
Operating income                         16,297    5,672       21,969

Other income (expense)                   (1,736)               (1,736)

Income before income taxes               14,561    5,672       20,233
Provision for income taxes                1,456      567 (f)    2,023
Net income                              $13,105    5,105      $18,210

Earnings per share - basic:                $.13                  $.18
                   - diluted(g):           $.11                  $.15
Weighted average common shares used in
 computing per share amounts - basic:   103,473               103,473
                             - diluted: 136,214               136,214

                                              Nine Months Ended
                                                 (unaudited)
                                                             Pro Forma
                                         Oct. 2,  Adjust-      Oct. 2,
                                          2005     ments        2005
Net sales                               $566,336             $566,336
Cost of sales:
  Cost of goods                          416,110
  Intangible asset amortization            5,861  (5,861)(a)        -
 Acquired inventory incremental costs      1,405  (1,405)(b)        -
Total cost of sales                      423,376  (7,266)     416,110
Gross profit                             142,960   7,266      150,226

Operating expenses:
   Sales and marketing                    28,681               28,681
   Research and development               44,843               44,843
   General and administrative             29,505               29,505
   Intangible asset amortization           5,892  (5,892)(c)        -
   Restructuring & impairment charges        116    (116)(d)        -
   In-process R&D                            350    (350)(e)        -
Total operating expenses                 109,387  (6,358)     103,029
Operating income                          33,573  13,624       47,197

Other income (expense)                     1,416                1,416

Income before income taxes                34,989  13,624       48,613
Provision for income taxes                 3,499   1,362 (f)    4,861
Net income                               $31,490  12,262      $43,752

Earnings per share - basic:                 $.31                 $.43
                   - diluted(g):            $.27                 $.36
Weighted average common shares used in
 computing per share amounts - basic:    100,927              100,927
                             - diluted:  133,192              133,192

(a) This represents costs related to the amortization of acquired technology.
(b) This represents costs related to the write up of acquired REMEC Wireless finished goods inventory to fair value which were sold during the period.
(c) This represents costs related to the amortization of other identified intangible assets.
(d) This represents a restructuring charge related to the REMEC Wireless acquisition included in operating expenses.
(e) This represents the charge for the acquired in-process research and development associated with the Kaval Wireless acquisition.
(f) This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective tax rate of 10%.
(g) Diluted earnings per share include the add back of interest expense costs associated with the assumed conversion of the Company's outstanding convertible subordinated notes, which on a pre-tax basis equals approximately $1.8 million for the third quarter 2005 and approximately $5.3 million for the first nine months of 2005.




                     POWERWAVE TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                           Oct. 2, 2005   Jan. 2, 2005
ASSETS:                                    (unaudited)(a) (audited)(b)

Cash and cash equivalents                       $217,843     $147,451
Short-term investments                                 -      135,200
Restricted cash                                    6,550        6,815
Accounts Receivable, net                         210,866      133,060
Inventories, net                                 111,846       65,819
Property, plant and equipment, net               178,831      146,430
Other assets                                     392,498      385,996
Total assets                                  $1,118,434   $1,020,771

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable                                $103,254      $79,534
Long-term debt                                   330,000      330,000
Accrued expenses and other liabilities           114,873       95,625
Total shareholders' equity                       570,307      515,612
Total liabilities and shareholders' equity    $1,118,434   $1,020,771

(a) October 2, 2005 balances are preliminary and subject to purchase accounting and reclassification adjustments.
(b) January 2, 2005 balances were derived from audited financial statements.


    CONTACT: Powerwave Technologies, Inc.
             Kevin Michaels, 714-466-1608